Exhibit 99.1

STR HOLDINGS, INC. REPORTS FOURTH QUARTER AND FULL—YEAR 2012 RESULTS

ENFIELD, Conn. — March 14, 2013 — STR Holdings, Inc. (NYSE: STRI) today announced its financial results for the fourth quarter and full—year ended December 31, 2012.

Fourth Quarter 2012 Financial Summary:

•                  Net sales of $16.1 million

•                  Diluted GAAP loss per share from continuing operations of $(2.97); Diluted non-GAAP loss per share from continuing operations of $(0.09)

•                  Free cash flow of $5.1 million

•                  Finished the quarter with $82.0 million in cash and no debt

•                  Recorded a $172.9 million non-cash long—lived asset impairment

2012 Financial Summary:

•                  Net sales of $95.3 million

•                  Diluted GAAP loss per share from continuing operations of $(5.12); Diluted non-GAAP loss per share from continuing operations of $(0.05)

•                  Free cash flow of $23.2 million

Financial Results

Net sales for the quarter ended December 31, 2012 were $16.1 million. This represents a decline of 30% sequentially and 56% from Q4 2011. On a sequential basis, the decline was driven primarily by a volume decline of approximately 25% and a 7% decline in average sale price (“ASP”). On a year—over—year basis, volume declined by approximately 43% and ASP declined by approximately 23%.

“In the fourth quarter of 2012, solar industry dynamics remained very challenging, particularly in Western markets, and our sequential volume reflects this,” said Robert S. Yorgensen, STR’s President and Chief Executive Officer. “We continue to execute our strategic objectives of reducing our cost structure and developing and commercializing innovative products.  The launch of our next-generation encapsulant is progressing well with many prospects proceeding to certification and we have received commercial orders for this product from two new customers in China and one of our existing customers in Europe.”

Gross profit for the fourth quarter of 2012 was $(6.0) million, or (37.5)% of sales, compared to $0.6 million, or 2.5% of sales, from the third quarter of 2012, primarily driven by $1.0 million of restructuring charges, $2.8 million of accelerated depreciation, lower ASP and unfavorable cost absorption.

Selling, general and administrative expenses for the fourth quarter of 2012 were $4.3 million compared to $4.8 million in the third quarter of 2012. The reduction was driven by lower non-cash stock-based compensation expense.

The Company recorded a $172.9 million non-cash long—lived asset impairment related to its intangible assets and certain fixed assets. The impairment was driven by continued pricing pressure, increased competition in the encapsulant market and the loss of First Solar, Inc. as a customer.

Net loss from continuing operations for the fourth quarter of 2012 was $(123.4) million, or $(2.97) per diluted share. This compares to a net loss from continuing operations of $(3.6) million, or $(0.09) per diluted share, for the third quarter of 2012 and net loss from continuing operations of $(68.5) million, or $(1.67) per diluted share, for the fourth quarter of 2011.

Non—GAAP net loss from continuing operations for the fourth quarter of 2012, which excludes certain tax-effected adjustments (as disclosed following the non—GAAP reconciliation table at the end of this press release), was $(3.7) million, or $(0.09) per diluted share. This compares to non—GAAP net loss from continuing operations of $(1.1) million, or $(0.03) per diluted share, for the third quarter of 2012 and non—GAAP net loss from continuing operations of $1.9 million, or $(0.05) per diluted share, for the fourth quarter of 2011.

Balance Sheet and Liquidity

During the fourth quarter of 2012, the Company generated operating cash flow from continuing operations of $5.3 million primarily due to the receipt of income tax refunds and working capital benefit. Free cash flow from continuing operations was $5.1 million during the fourth quarter of 2012. The Company finished 2012 with $82.0 million of cash and no debt.

Guidance

The Company today provided guidance for the first quarter and full—year 2013 as follows:

STR Holdings, Inc.

Business Outlook

Amounts in millions, except per share amounts

Quarter ending March 31, 2013	Low	High
Net sales	$9.0	$10.0
Diluted non-GAAP EPS	$(0.10)	$(0.08)
Ending Cash Balance	$77.0	$79.0

Year ending December 31, 2013	Low	High
Net sales	$45.0	$55.0
Diluted non-GAAP EPS	$(0.25)	$(0.15)
Free cash flow	$(7.0)	$(4.0)
Ending cash balance	$75.0	$78.0

Subsequent to the first quarter of 2013, the Company will only provide annual guidance for sales, non—GAAP EPS, free cash flow and its ending cash balance.  The Company will no longer provide quarterly guidance for sales and non—GAAP EPS.

Fourth Quarter Conference Call and Presentation

The Company will discuss its financial results and guidance in a conference call today at 4:30 p.m. ET. A live webcast of the conference call and presentation will be available through the Investor Relations section of the Company’s website at www.strholdings.com. Investors accessing the live call by phone from the U.S. should dial (866) 362-4832 and enter passcode: 49630401. Those calling from outside the U.S. should dial (617) 597-5364 and use the same passcode.  A telephone replay will be available approximately two hours after the call concludes through Thursday, March 21, 2013, by dialing (888) 286-8010 from the U.S., or (617) 801-6888 from international locations, and entering passcode: 89541287. The webcast and presentation will be archived on the Company’s website for one year.

About STR Holdings, Inc.

STR Holdings, Inc. is a global provider of encapsulants to the photovoltaic module industry. Further information about STR Holdings, Inc. can be obtained via the Company’s website at www.strholdings.com.

Forward-Looking Statements

This press release and any oral statement made in respect of the information in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to inherent risks and uncertainties. These forward-looking statements present the Company’s current expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business and are based on assumptions that the Company has made in light of its industry experience and perceptions of historical trends, current conditions, expected future developments and other factors management believes are appropriate under the circumstances. However, these forward-looking statements are not guarantees of future performance or financial or operating results. In addition to the risks and uncertainties discussed in this press release, the Company faces risks and uncertainties that include, but are not limited to, the following: (1) customer concentration in our business and our relationships with and dependence on key customers; (2) technological changes in the solar energy industry or our failure to develop and introduce or integrate new technologies could render our encapsulants uncompetitive or obsolete, particularly in China; (3) our ability to increase our market share; (4) product pricing pressures and other competitive factors; (5) excess capacity in the solar supply chain; (6) the extent to which we may be required to write—off accounts receivable, inventory or other assets; (7) trade complaints and lawsuits diminishing the growth of the solar industry; (8) demand for solar energy in general and solar modules in particular; (9) the extent and duration of the current downturn in the global economy; (10) the impact negative credit markets may have on us or our customers or suppliers; (11) the timing and effects of the implementation of government incentives and policies for renewable energy, primarily in China and the United States; (12) the effects of the announced reductions to solar incentives in Germany and Italy;

(13) operating new manufacturing facilities and increasing production capacity at existing facilities; (14) volatility in commodity costs, such as resin or paper used in our encapsulants, and our ability to successfully manage any increases in these commodity costs; (15) our dependence on a limited number of third—party suppliers for raw materials for our encapsulants and materials used in our processes; (16) our reliance on vendors and potential supply chain disruptions, including those resulting from bankruptcy filings by customers or vendors; (17) potential product performance matters and product liability; (18) our ability to protect our intellectual property; (19) the impact of changes in foreign currency exchange rates on financial results, and the geographic distribution of revenues and earnings; (20) maintaining sufficient liquidity in order to fund future profitable growth and long—term vitality; (21) outcomes of litigation and regulatory actions; and (22) the other risks and uncertainties described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in subsequent periodic reports on Forms 10—K, 10—Q and 8—K. You are urged to carefully review and consider the disclosure found in our filings which are available on http://www.sec.gov or http://www.strholdings.com. Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove to be incorrect, actual results may vary materially from those projected in these forward-looking statements. We undertake no obligation to publicly update any forward-looking statement contained in this release, whether as a result of new information, future developments or otherwise, except as may be required by law.

Contact:

STR Holdings, Inc.

Joseph C. Radziewicz

Vice President and Chief Financial Officer

+1 (860) 758-7325

joseph.radziewicz@strholdings.com

STR Holdings, Inc.

CONDENSED CONSOLIDATED INCOME STATEMENTS

All amounts in thousands except shares and per share amounts

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Net sales	$16,051	$36,539	$95,345	$232,431
Cost of sales	22,066	32,289	97,193	160,446

Gross profit	(6,015)	4,250	(1,848)	71,985

Selling, general and administrative expenses	4,302	7,635	21,345	27,832
Research and development expense	1,116	1,093	4,371	2,562
(Recovery) Provision for bad debt expense	(11)	(130)	486	379
Goodwill impairment	—	63,948	82,524	63,948
Intangible asset impairment	135,480	—	135,480	—
Asset impairment	37,431	—	37,431	1,861
Operating (loss) income	(184,333)	(68,296)	(283,485)	(24,597)

Other (expense) income, net	(125)	(247)	5,646	(4,158)
Loss from continuing operations before income tax (benefit) expense	(184,458)	(68,543)	(277,839)	(28,755)
Income tax (benefit) expense from continuing operations	(61,014)	(66)	(66,264)	10,673
Net loss from continuing operations	$(123,444)	$(68,477)	$(211,575)	$(39,428)

Discontinued operations:
Earnings from discontinued operations before income tax expense (benefit)	—	2,741	—	113,512
Income tax expense (benefit) from discontinued operations	18	1,408	(4,228)	75,388
Net (loss) earnings from discontinued operations	$(18)	$1,333	$4,228	$38,124

Net loss earnings	$(123,462)	$(67,144)	$(207,347)	$(1,304)

GAAP net (loss) per share:
Basic from continuing operations	$(2.97)	$(1.67)	$(5.12)	$(0.96)
Basic from discontinued operations	—	0.04	0.10	0.93
Total basic GAAP net (loss) per share	$(2.97)	$(1.63)	$(5.02)	$(0.03)

Diluted from continuing operations	$(2.97)	$(1.67)	$(5.12)	$(0.96)
Diluted from discontinued operations	—	0.04	0.10	0.93
Total diluted GAAP net (loss) per share	$(2.97)	$(1.63)	$(5.02)	$(0.03)

(1) Non-GAAP net (loss) earnings per share:
Basic from continuing operations	$(0.09)	$(0.05)	$(0.05)	$0.82
Basic from discontinued operations	—	0.04	0.11	1.00
Total basic non-GAAP net (loss) earnings per share	$(0.09)	$(0.01)	$0.06	$1.82

Diluted from continuing operations	$(0.09)	$(0.05)	$(0.05)	$0.80
Diluted from discontinued operations	—	0.04	0.11	0.98
Total diluted non-GAAP net (loss) earnings per share	$(0.09)	$(0.01)	$0.06	$1.78

Weighted-average common shares outstanding:
Basic shares outstanding GAAP	41,526,822	41,083,830	41,314,608	40,886,022
(2) Diluted shares outstanding GAAP	41,526,822	41,083,830	41,314,608	40,886,022
Stock options	—	—	—	543,088
Restricted common stock	—	—	—	397,641
(2) Diluted shares outstanding non-GAAP	41,526,822	41,083,830	41,314,608	41,826,751

(1) Please refer to the reconciliation of non-GAAP measures included in this press release.

(2) Please refer to the reconciliation of diluted shares outstanding for non-GAAP net earnings per share included in this press release.

STR Holdings, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

All amounts in thousands

	December 31, 2012	December 31, 2011
	(Unaudited)	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$81,985	$58,794
Accounts receivable, net	5,316	14,535
Inventories	8,585	28,809
Other current assets	10,732	8,168
Total current assets	106,618	110,306

Property, plant and equipment, net	27,750	63,474
Intangible assets, net	—	143,912
Goodwill	—	82,524
Other noncurrent assets	12,796	1,875
Total assets	$147,164	$402,091

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$2,893	$4,647
Accrued liabilities	10,376	9,445
Income taxes payable	917	1,058
Total current liabilities	14,186	15,150

Deferred tax liabilities	—	48,585
Other long-term liabilities	5,539	7,851
Total liabilities	$19,725	$71,586

STOCKHOLDERS’ EQUITY
Stockholders’ equity	127,439	330,505
Total liabilities and stockholders’ equity	$147,164	$402,091

STR Holdings, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

All amounts in thousands

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
OPERATING ACTIVITIES
Net loss	$(123,462)	$(67,144)	$(207,347)	$(1,304)
Net loss (earnings) from discontinued operations	18	(1,333)	(4,228)	(38,124)
Net loss from continuing operations	(123,444)	(68,477)	(211,575)	(39,428)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	5,098	2,037	11,255	8,193
Goodwill impairment	—	63,948	82,524	63,948
Intangible asset impairment	135,480	—	135,480	—
Asset impairment	37,431	—	37,431	1,861
Amortization of intangibles	2,109	2,108	8,432	8,432
Amortization of deferred financing costs	17	82	235	966
Write-off of deferred debt costs on early extinguishment of debt	—	—	844	3,586
Stock-based compensation expense	(188)	1,163	3,494	4,436
(Gain) loss on disposal of property, plant and equipment	—	(37)	2	(35)
(Recovery) Provision for bad debt expense	(11)	(130)	486	379
Deferred income tax benefit	(57,139)	(4,338)	(60,194)	(4,701)
Changes in operating assets and liabilities	6,568	29,353	25,706	(1,221)
Other, net	(603)	46	(238)	402
Net cash provided by continuing operations	5,318	25,755	33,882	46,818
Net cash provided by (used in) discontinued operations	5,754	(99,285)	(32)	(109,341)
Net cash provided by (used in) operating activities	$11,072	$(73,530)	$33,850	$(62,523)

INVESTING ACTIVITIES
Capital expenditures	$(200)	$(3,096)	$(10,677)	$(21,537)
Proceeds from sale of fixed assets	—	42	—	43
Net cash used in continuing operations	(200)	(3,054)	(10,677)	(21,494)
Net cash provided by discontinued operations	—	7,827	—	274,354
Net cash (used in) provided by investing activities	$(200)	$4,773	$(10,677)	$252,860

FINANCING ACTIVITIES
Net cash used in continuing operations	$(3)	$(1,306)	$(2)	$(721)
Net cash used in discontinued operations	—	—	—	(238,525)
Net cash used in financing activities	$(3)	$(1,306)	$(2)	$(239,246)

Effect of exchange rate changes on cash	491	(762)	20	1,073

Net increase (decrease) in cash and cash equivalents	11,360	(70,825)	23,191	(47,836)
Cash and cash equivalents, beginning of period	70,625	129,619	58,794	106,630
Cash and cash equivalents, end of period	$81,985	$58,794	$81,985	$58,794

* Free cash flow from continuing operations	$5,118	$22,659	$23,205	$25,281

* Please refer to the reconciliation of non-GAAP measures included in this press release.

STR Holdings, Inc.

RECONCILIATION OF NON-GAAP MEASURES

All amounts in thousands except shares and per share amounts

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Non-GAAP (Loss) Earnings Per Share
Net loss from continuing operations	$(123,444)	$(68,477)	$(211,575)	$(39,428)
Adjustments to net loss from continuing operations:
Amortization of intangibles	2,109	2,108	8,432	8,432
Amortization of deferred financing costs	17	82	1,079	4,552
Stock-based compensation expense	(188)	1,163	3,494	4,436
Restructuring costs	1,069	308	1,069	308
Accelerated depreciation	2,819	156	2,819	512
Asset impairment	37,431	—	37,431	1,861
Goodwill impairment	—	63,948	82,524	63,948
Intangible asset impairment	135,480	—	135,480	—
Interest expense from prior credit facilities	—	—	—	(6,699)
Tax effect of non-GAAP adjustments	(59,010)	(1,236)	(62,649)	(4,279)
Non-GAAP net (loss) earnings from continuing operations	$(3,717)	$(1,948)	$(1,896)	$33,643

Non-GAAP net (loss) earnings per share:
Basic from continuing operations	$(0.09)	$(0.05)	$(0.05)	$0.82
Diluted from continuing operations	$(0.09)	$(0.05)	$(0.05)	$0.80

Weighted-average common shares outstanding:
Basic	41,526,822	41,083,830	41,314,608	40,886,022
(1) Diluted	41,526,822	41,083,830	41,314,608	41,826,751

(1) Please refer to the reconciliation of diluted shares outstanding for non-GAAP net (loss) earnings per share included in this press release.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Free Cash Flow from Continuing Operations
Cash flow from operations from continuing operations	$5,318	$25,755	$33,882	$46,818
Less:
Capital expenditures	(200)	(3,096)	(10,677)	(21,537)
Free cash flow	$5,118	$22,659	$23,205	$25,281

Non—GAAP Financial Measures

To supplement the Company’s condensed consolidated financial statements, which statements are prepared and presented in accordance with generally accepted accounting principles in the United States of America (GAAP), the Company uses non—GAAP financial measures to facilitate better understanding of its operating results. In this press release, there are two non—GAAP financial metrics mentioned: Non—GAAP earnings per share from continuing operations (EPS) and free cash flow from continuing operations as defined below:

Non—GAAP EPS: The Company believes that non—GAAP EPS from continuing operations provides meaningful supplemental information regarding its performance by excluding certain expenses that may not be indicative of the core business operating results and may help in comparing current period results with those of prior periods as well as with its peers.

Non—GAAP EPS from continuing operations is defined as net (loss) earnings from continuing operations not including the tax effected impact of deferred financing costs, stock-based compensation, intangible asset amortization expense, intangible asset impairment, restructuring, goodwill impairment, accelerated depreciation, asset impairment plus interest expense from prior credit facilities divided by the weighted-average common shares outstanding. Please refer to the Company’s Form 10—K filed with the Securities and Exchange Commission (SEC) on March 14, 2012, for detailed discussion on some of these adjustments that have been recorded in previous periods. During the current period, the Company has included intangible and long—lived asset impairment charges as adjustments in arriving at its non—GAAP EPS. Information regarding these items is set forth below:

•                  Intangible and long—lived asset impairment:  In December 2012, the Company recorded an intangible and long—lived asset impairment of $135.5 million and $37.4 million, respectively, attributable to the decline in its expected profitability, the recent loss of its largest customer and the valuation of its common stock. The Company is excluding these items because it believes they are not reflective of the operational conditions of its core business, they are non—cash, and may be helpful in comparing its current period results with those of prior periods as well as with the Company’s peers.

Although the Company uses non-GAAP EPS from continuing operations as a measure to assess the operating performance of its business, non—GAAP EPS from continuing operations has significant limitations as an analytical tool because it excludes certain material costs. Because non—GAAP EPS from continuing operations does not account for these expenses, its utility as a measure of its operating performance has material limitations. Because of these limitations, the Company does not view non-GAAP EPS from continuing operations in isolation and uses other metrics to measure operating performance such as, but not limited to, net sales, gross margin, operating (loss) income, adjusted EBITDA, and net (loss) earnings from continuing operations.

STR Holdings, Inc.

RECONCILIATION OF NON-GAAP SHARES OUTSTANDING

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Weighted—average shares outstanding
Basic shares outstanding GAAP	41,526,822	41,083,830	41,314,608	40,886,022
Diluted shares outstanding GAAP	41,526,822	41,083,830	41,314,608	40,886,022
Stock options	—	—	—	543,088
Restricted common stock	—	—	—	397,641
Diluted shares outstanding non—GAAP	41,526,822	41,083,830	41,314,608	41,826,751

Diluted GAAP Shares Outstanding: Due to a loss from continuing operations during the year ended December 31, 2012, the diluted weighted—average common shares outstanding for purposes of our diluted GAAP loss per share does not include 161 shares of unvested restricted common stock respectively, as these potential awards do not share in any loss generated by the Company and are anti-dilutive.

Due to a loss from continuing operations during the quarter and year ended December 31, 2011, the diluted weighted—-average common shares outstanding for purposes of its diluted GAAP loss per share (EPS) does not include 4,489 of stock options, 167,542 of restricted common stock, 543,088 of stock options and 397,641 of restricted common stock, respectively, as these potential awards do not share in any loss generated by the Company and are anti—dilutive.

Diluted non—GAAP shares outstanding: Due to a non-GAAP net loss from continuing operations during the quarter ended December 31, 2011, the weighted-average common shares outstanding for the purposes of its non-GAAP EPS does not include 4,489 of stock options and 167,542 of restricted common stock as these potential awards do not share in any loss generated by the Company and are anti-dilutive.

Free Cash Flow from Continuing Operations: The Company believes free cash flow from continuing operations is an important measure of its overall liquidity and its ability to fund future growth and provide a return to shareowners. Free cash flow is defined as operating cash flow from continuing operations excluding cash spent on capital expenditures. A limitation of using free cash flow versus the GAAP measure of cash provided by operating activities as a means for evaluating the Company’s business is that free cash flow does not represent the total increase or decrease in the cash balance from operations for the period because it excludes cash used for capital expenditures during the period.